UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PACMAN MEDIA INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

7373

(Primary Standard Industrial Classification Code Number)

32-0421189

(I.R.S. Employer Identification Number)

David Mark Evans

President/Secretary/Treasurer/Director

Unit 8954

483 Green Lanes London, N134BS England, U.K.

Telephone No.: +44(745) 481-0618
e-mail: info@pacman-media.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BUSINESS FILINGS INCORPORATED

Commercial Registered Agent

311 S Division ST

Carson City

89703

(Name, address, including zip code, and telephone number, including area code, of agent of service)

EXPLANATORY NOTE

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 3 relates to the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-202771), filed by Pacman Media Inc., (the “Registrant”) with the Securities and Exchange Commission on September 22, 2017; which was declared effective by the Commission on October 5, 2017 (the “Registration Statement”).

The Registration Statement registered for sale up to 9,000,000 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), for sale by the Registrant. The Registrant sold an aggregate of 2,260,000 shares of Common Stock under the Registration Statement.

In accordance with the undertaking made by the Registrant in the Registration Statement, the Registrant hereby amends the Registration Statement to deregister the 6,740,000 shares of Common Stock that were registered but unsold under the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized at Unit 8954, 483 Green Lanes, London N13 4BS, England, U.K., on December 13, 2018.

PACMAN MEDIA INC.

/s/ David Mark Evans

By: David Mark Evans, in the capacity of President/Secretary/Treasurer/Director.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on December 13, 2018.

Signature	Title	Date

/s/ David Mark Evans	President, Secretary, Treasurer and Director	December 13, 2018
David Mark Evans	(Principal Executive, Financial and Accounting Officer)